EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement pertaining to Hallmark Financial Services, Inc. 2015 Long Term Incentive Plan of our report dated March 10, 2016, with respect to the consolidated financial statements and schedules of Hallmark Financial Services, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Hallmark Financial Services, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/      ERNST & YOUNG LLP

Fort Worth, Texas

March 10, 2016

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